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                                                          DRAFT - May 11, 1994

                                 EXHIBIT INDEX
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Exhibit
Number                              Exhibit
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
   1       Form of Underwriting Agreement.

   4.1 Form of Indenture dated as of May 15, 1994 between the Company and Citibank, N.A., as Trustee, with respect to the Senior Debt Securities.

   4.2 Form of Indenture dated as of May 15, 1994 between the Company and Bankers Trust Company, as Trustee, with respect to the Subordinated Debt Securities.

   4.3 Form of Warrant Agreement to be entered into between the Company and one or more banking institutions organized under the laws of the United States or any State thereof, as Warrant Agent with respect to Debt Securities (including Form of Warrant Certificate).

   4.4 Form of Warrant Agreement to be entered into between the Company and one or more banking institutions organized under the laws of the United States or any State thereof, as Warrant Agent with respect to Equity Securities (including Form of Warrant Certificate).

   4.5 Articles of Incorporation of Sun Company, Inc. as restated and amended.

   4.6     Sun Company, Inc. Bylaws, as restated and amended.

   4.7     Form of Common Stock Certificate of Sun Company, Inc.

   5 Opinion of Jack L. Foltz, Esq., Vice President and General Counsel of Sun Company, Inc.

   12 Statements re: Computation of Ratio of Earnings to Fixed Charges for the years ended December 31, 1993, 1992, 1991, 1990 and 1989
           (incorporated by reference to Exhibit 12 of the Company's Annual Reports on Form 10-K, as amended, for the fiscal years ended December 31, 1993 and 1992, respectively).

   23.1    Consent of Jack L. Foltz, Esq. (included in Exhibit 5).

   23.2    Consent of Independent Accountants.

   23.3    Consent of Jonathan C. Waller, Esq.

   24      Power of Attorney.

   25.1 Form T-1, Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Citibank, N.A., Trustee under the
           Indenture governing the Senior Debt Securities.

   25.2 Form T-1, Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Bankers Trust Company, Trustee under the Indenture governing the Subordinated Debt Securities.
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